DECLARATION OF ASSIGNMENT

KNOW ALL MEN BY THESE PRESENTS AND TO 555 HOLDINGS INC. AND GLOBAL DEVELOPMENT INC.

THAT, 555 Holdings Inc., being owners ( “Owners”) of the following assets (the “Assets”) issued as follows:

Asset Registered Name	Issue Date	Principal Amount
Resortships International, Inc	March 30, 2006	3,214,286 shares
New World Entertainment	May 3, 2006	$1,250,000

do hereby declare to the foregoing persons, and on which declaration the forgoing and any subsequent assignee of the Assets, may rely, that the Owners, for adequate consideration have assigned absolutely and free and clear of any encumbrances or claims all interest in the above mentioned Assets to Global Development Inc., which has full and absolute right to deal with the Assets in all respects as owner and sole possessor of all title without further reference or accountability to the Owners.

IN WITNESS WHEREOF, the Owners have executed effective the 1st day of June, 2006.

555 HOLDINGS INC.

Per:__________________________
Authorized Signatory